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                                                                    EXHIBIT (iv)
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on:


                Form                    Reference
                ----                    ---------

                Form S-8                No. 33-5291

                Form S-8                No. 33-4549

                Form S-8                No. 33-22238

                Form S-8                No. 33-5765

                Form S-8                No. 33-41182

                Form S-8                No. 333-66735

                Form S-3                No. 33-5289

                Form S-3                No. 33-5290

                Form S-3                No. 33-18280

                Form S-3                No. 33-25730

                Form S-3                No. 33-21723

                Form S-3                No. 33-27244

                Form S-3                No. 33-33948

                Form S-3                No. 333-51281


of Pitney Bowes Inc. of our report dated January 21, 1999 appearing on page 58 of the Pitney Bowes Inc. 1998 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report on the financial statement schedule, which appears on page 18 of this Form 10-K.



PricewaterhouseCoopers LLP


Stamford, Connecticut
March 30, 1999